UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2016

Nutrisystem, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-28551	23-3012204
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Fort Washington Executive Center, 600 Office Center Drive, Fort Washington, Pennsylvania		19034
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-706-5300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.02 Results of Operations and Financial Condition.

On May 3, 2016, Nutrisystem, Inc. (the "Company" or "Nutrisystem") issued a press release announcing its financial results for the quarter ended March 31, 2016. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 3, 2016, Nutrisystem issued a press release announcing its financial results for the quarter ended March 31, 2016. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01 Other Events.

On May 3, 2016, Nutrisystem issued a press release announcing that its Board of Directors has authorized a share repurchase program pursuant to which the Company may repurchase up to $50 million of the Company's outstanding common stock over the next 18 months. The share repurchases will be made in open market transactions at prevailing market prices. The timing, number and amount of any shares repurchased will be determined by Company management at its discretion and will be based on a number of factors, including its evaluation of general market and economic conditions, the trading price of the common stock, regulatory requirements, and compliance with the terms of the Company's outstanding indebtedness. Nutrisystem expects to fund the share repurchases program from cash on hand and available borrowings. The stock repurchase program may be suspended or discontinued at any time without prior notice. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following press release is included as an exhibit to this report and is furnished under item 2.02.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nutrisystem, Inc.

May 3, 2016	By:	/s/ Michael P. Monahan

Name: Michael P. Monahan
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated May 3, 2016 announcing financial results for the first quarter of 2016.